SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TradeStation Group, Inc.

(Name of Registrant as Specified In Its Charter)

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TRADESTATION GROUP, INC.

TradeStation Building

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

Notice of Annual Meeting of Shareholders

to be held July 20, 2005

To Our Shareholders:

The 2005 annual meeting of shareholders of TradeStation Group, Inc. will be held on Wednesday, July 20, 2005, at 11:00 a.m., local time, at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, for the following purposes:

1.	To elect seven directors of the company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2006;

2.	To ratify the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors has fixed Wednesday, June 1, 2005, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

Copies of the company’s Proxy Statement and annual report for the year ended December 31, 2004 accompany this notice.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

By Order of the Board of Directors

/s/ Marc J. Stone
Marc J. Stone Secretary

Plantation, Florida

June 10, 2005

TRADESTATION GROUP, INC.

TradeStation Building

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement, which, together with the accompanying proxy card, is first being mailed to shareholders of TradeStation Group, Inc. on or about June 13, 2005, is furnished to those shareholders in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of the company for use in voting at the 2005 annual meeting of shareholders, including any adjournment or postponement of the annual meeting.

The cost of this solicitation will be borne by the company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers or regular employees of the company without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the company will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of the company’s annual report for the fiscal year ended December 31, 2004 (which includes audited financial statements for the company for the three fiscal years ended December 31, 2004) is being mailed to the company’s shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement and it is not to be deemed a part of the proxy soliciting material.

Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of seven directors to serve until the 2006 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to the ratification of the selection of Ernst & Young LLP as the company’s independent public accountants, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the company’s nominees as directors and (ii) ratification of the selection of Ernst & Young LLP. See Proposals 1 and 2 herein. Sending in a signed proxy will not affect a shareholder’s right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the by-laws of the company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on June 1, 2005, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the company’s outstanding voting securities consisted of 42,196,397 shares of common stock. Holders of common stock are entitled to one vote per share.

CORPORATE GOVERNANCE

Director Independence

As of the date of the last annual meeting of shareholders (July 21, 2004), more than 50% of the shareholder voting power of the company was controlled by William R. Cruz and Ralph L. Cruz pursuant to a shareholder voting agreement among them and family partnerships they control. The shareholder voting agreement provided that the parties would vote in favor of director nominees as directed by joint written instructions given by two family partnerships, one controlled by William R. Cruz and one controlled by Ralph L. Cruz. Accordingly, under the applicable Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”), on which the company’s shares of common stock are listed, the company was a “controlled company.” As a controlled company, the company elected not to have the Board consist of a majority of independent directors (although it has, since 2001, had a Board of which 50% of the members are independent directors).

On August 13, 2004, TradeStation ceased to be a “controlled company”. As such, it is required to have the majority of its Board consist of independent directors and to establish a nominating committee and compensation committee comprised solely of independent directors within the one-year phase-in period described in Nasdaq Rule 4350(a)(5). TradeStation already has a compensation committee comprised solely of independent directors and, effective as of the close of the annual meeting, will have a nominating committee composed solely of independent directors. Following the election of the company’s nominees at the annual meeting, assuming the requisite votes are obtained, a majority of the company’s Board will consist of independent directors.

The company currently has three (and, assuming election of the company’s nominees at the annual meeting, will soon have four) directors who qualify as independent under the Nasdaq listing standards and the rules of the Securities and Exchange Commission (“SEC”). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Additionally, all members of the company’s audit committee and compensation committee are independent directors, and all members of the nominating committee will be independent directors. Members of the audit committee must meet the criteria established for audit committee service by all applicable federal and state laws, rules and regulations, and those of any agency, regulatory body or self-regulatory body (including Nasdaq) that are applicable to the company.

Code of Ethics

We have a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including our principal executive officers, our principal financial and accounting officer, and our corporate controller. You can find our Code of Ethics and Business Conduct on our Web site, www.tradestation.com. We will post any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of the SEC or any other regulatory agency, on our Web site.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers, and (iv) all directors and executive officers as a group. Except as otherwise described in the footnotes below, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)
Name of Beneficial Owner (1)	Number	Percent
William R. Cruz (2)	10,054,738	23.8%
Ralph L. Cruz (3)	9,916,468	23.5%
FMR Corp. (4)	4,203,996	10.0%
Salomon Sredni	559,873	1.3%
Charles F. Wright (5)	311,413	*
Marc J. Stone (6)	140,700	*
David H. Fleischman (7)	126,500	*
Michael W. Fipps (8)	30,417	*
Stephen C. Richards	30,333	*
Denise Dickins Veitch (9)	250	*
All executive officers and directors as a group (8 persons)(10)	21,170,442	49.1%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. It also includes options held by executive officers and/or directors which are exercisable within 60 days of June 1, 2005.

(2)	All but 100 shares are held by two Texas limited partnerships over which William R. Cruz, whose address is 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In both limited partnerships, William R. Cruz is the sole limited partner. Includes 900 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership.

(3)	The shares are held by two Texas limited partnerships over which Ralph L. Cruz, whose address is 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners.

(4)	FMR Corp., (“FMR”) filed a Schedule 13G on May 10, 2005, on behalf of itself, Mr. Edward C. Johnson 3d, Ms. Abigal P. Johnson, and its wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”). FMR, Mr. Johnson, Ms. Johnson and Fidelity maintain offices at 82 Devonshire Street, Boston, Massachusetts, 02109. FMR is a parent holding company, who through its ownership of Fidelity and Fidelity Management Trust Company, and its affiliation with Fidelity International Limited (“FIL”), was the beneficial owner of 4,203,996 shares, over all of which it had sole dispositive power and over 386,898 of which it had sole voting power. Members of the Edward C. Johnson 3d family are the predominant owners of FMR, representing 49% of the voting power of FMR (Mr. Edward C. Johnson owns 12.0% and Ms. Abigail Johnson owns 24.5%). Mr. Johnson, through his control of FMR, Fidelity, and Fidelity Management Trust Company, and his indirect control of FIL, was the beneficial owner of 4,203,996 shares, over all of which he had sole dispositive power and over 386,898 of which he had sole voting power. Fidelity, a wholly-owned subsidiary of FMR, is a registered investment advisor which had beneficial ownership of 3,820,098 shares, over all of which it had sole dispositive power. Such filing further indicated that the shares were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the company, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(5)	Includes 6,500 shares held as custodian for the benefit of the sons of Charles F. Wright.

(6)	Includes 5,700 shares of common stock held by the spouse of Marc J. Stone with respect to which Mr. Stone disclaims beneficial ownership.

(7)	Includes 13,000 shares held by the spouse of David H. Fleischman with respect to which Mr. Fleischman disclaims beneficial ownership.

(8)	Includes 500 shares held by the spouse of Michael W. Fipps with respect to which Mr. Fipps disclaims beneficial ownership.

(9)	Ms. Veitch is a nominee for director of the Company. See Proposal 1 – “ELECTION OF DIRECTORS.”

(10)	See other footnotes above.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the company and their respective ages and positions with the company as of the date of this Proxy Statement are as follows:

NAME	AGE	POSITION WITH THE COMPANY
William R. Cruz	44	Co-Chairman of the Board and Co-Chief Executive Officer
Ralph L. Cruz	41	Co-Chairman of the Board and Co-Chief Executive Officer
Salomon Sredni	37	President and Chief Operating Officer and Director
David H. Fleischman	59	Chief Financial Officer, Vice President of Finance and Treasurer
Marc J. Stone	44	Vice President of Corporate Development, General Counsel and Secretary
Michael W. Fipps (1)	62	Director
Stephen C. Richards (1,2)	51	Director
Charles F. Wright (1,2)	54	Director

(1)	Member of the audit committee of the Board.

(2)	Member of the compensation committee of the Board.

The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the Board.

WILLIAM R. CRUZ co-founded the company with his brother, Ralph Cruz, in 1982 and has been a director since that time. He served as President from 1982 to September 1999. Mr. Cruz was appointed Co-Chairman of the Board and Co-Chief Executive Officer of the company in 1996. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the conception and management of the company’s products and product strategies.

RALPH L. CRUZ co-founded the company in 1982 and has been a director since that time. Mr. Cruz was Vice President of the company from 1982 until 1996, at which time he was appointed Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Cruz also serves as a director of the company’s two operating subsidiaries. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the company’s marketing strategies.

SALOMON SREDNI joined the company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the company in July 1997. In August 1999, he was named President and Chief Operating Officer. Mr. Sredni also serves as a director of the company’s two operating subsidiaries. Before joining the company, Mr. Sredni was, from August 1994 to November 1996, Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical company. Prior to that time, Mr. Sredni was, from January 1988 to August 1994, with Arthur Andersen LLP. Mr. Sredni is a Certified Public Accountant

and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor’s degree in accounting from The Pennsylvania State University.

DAVID H. FLEISCHMAN joined the company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the Board of Advisors of The SeaSpecialties Group. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization – J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor’s of science degree in accounting from The New York Institute of Technology.

MARC J. STONE joined the company in May 1997 as its Vice President of Corporate Development, General Counsel and Secretary. Mr. Stone also serves as a director of the company’s two operating subsidiaries, and as an executive registered principal of TradeStation Securities, the company’s principal operating subsidiary. Mr. Stone is also a Member of the New York Stock Exchange and the American Stock Exchange (serving as TradeStation Securities’ membership representative). From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Baena Price & Axelrod LLP, which currently serves as the company’s regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone has a bachelor’s degree with concentrations in English and American Literature and in Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

MICHAEL W. FIPPS joined the Board, and became a member of the audit committee, in March 2002. Since October 1997, he has been semi-retired, working occasionally as an independent consultant, including associations with Endeavor Pharmaceuticals, a specialty pharmaceutical start-up company, from April 2002 to July 2003, and Connally and Associates, a profit recovery firm, from December 1998 through April 2000. From June 1994 to October 1997, he served as Chief Financial Officer and Senior Vice President of IVAX Corporation, a publicly-held pharmaceutical company. Before going to IVAX, Mr. Fipps served, from 1973 to 1994, the last 10 years as Vice President-Finance and Treasurer, at Bergen Brunswig Corporation, a large wholesale distributor of prescription pharmaceuticals and other health care products. Mr. Fipps is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He has a bachelor of arts degree from University of North Carolina.

STEPHEN C. RICHARDS joined the Board, and became a member of the audit committee and compensation committee, in August 1999. Currently retired, from April 2001 to December 2004 Mr. Richards served as the Chief Financial Officer and Chief Operating Officer (from November 2001) of McAfee, Inc. (NYSE:MFE), a provider of network security and availability solutions for e-business. He served as Chief Online Trading Officer of E*TRADE Group, Inc. (NYSE: ET), an online brokerage and banking company, from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*TRADE’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., one of the nation’s largest investment banking and brokerage firms, where he was employed for more than 11 years. He was also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards serves on the board of governors of the Pacific Stock Exchange and is on the board of directors of Cray, Inc. (NASDAQ: CRAY), a computer hardware company, and Zantaz, a privately-held company involved in information retention and discovery management software solutions. He received a Bachelor of Arts in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant.

CHARLES F. WRIGHT is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. Since 2001, he has been Chairman and co-owner of Kilbourn Capital Management, Inc., which manages the Kilbourn Diversified Strategy Fund, a hedge fund of funds. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves on the board of directors of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, Second Harvest Food Bank Foundation, and Good Hope School in St. Croix, U.S. Virgin Islands. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a Master’s Degree in Business Administration from Harvard University Graduate School of Business. Mr. Wright became a director of the company in June 2001, at which time he also became a member of the compensation committee and audit committee of the Board. Mr. Wright occasionally performed consulting services for the company under a 3-year agreement that expired in 2002. All compensation payable under that agreement was paid in 1999, two years before he joined the Board.

Board Meetings and Committees of the Board

The Board held seven meetings and acted by unanimous written consent in lieu of a meeting two times during the fiscal year ended December 31, 2004.

The Board currently includes three nonemployee, independent members (“independent directors”), Michael W. Fipps, Stephen C. Richards and Charles F. Wright, all of whom serve on the audit committee of the Board. The audit committee’s responsibilities and other matters related to the audit committee are discussed in “Audit Committee Report” below.

Mr. Richards and Mr. Wright also serve on the compensation committee of the Board. The compensation committee determines executive officers’ salaries and bonuses and administers the company’s Incentive Stock Plan and Employee Stock Purchase Plan. The compensation committee held three meetings and acted by unanimous written consent in lieu of a meeting three times during the fiscal year ended December 31, 2004.

All directors attended 75% or more of all of the meetings of the Board and those committees on which such director served in 2004.

Director Nominations

Because the company was a “controlled company” (as defined by Nasdaq) until August 13, 2004, we have been exempt from the listing standards that require companies to have a nominating committee and require director nominees to be selected or recommended by a majority of the independent directors or a nominating committee comprised solely of independent directors. Historically, the Board has not delegated the responsibility of nominating potential new directors to a separate nominating committee because the Board has believed that all directors should be involved in this process. Accordingly, we do not currently have in effect a nominating committee or a nominating committee charter. However, because the company ceased being a controlled company on August 13, 2004, the foregoing exemptions no longer apply, and we have a one-year phase-in period – which ends August 12, 2005 – to comply with the foregoing requirements. The Board recently created a nominating committee and approved a nominating committee charter, each to become effective following completion of the annual meeting. All of the members of the nominating committee will be independent, as independence for nominating committee members is defined in the listing standards for the Nasdaq. Accordingly, we expect to be in compliance with all of the foregoing requirements promptly following the annual meeting of shareholders.

Historically, the Board has nominated existing directors for re-election unless the Board has a concern about the director’s ability to perform his or her duties. In the event of a vacancy on the Board, the Board has considered candidates recommended by current directors, officers, professional advisors, employees and others. Denise Dickins Veitch was recommended to the Board as a candidate for nominee as a director by both of the company’s co-chief executive officers and its president and chief operating officer. The Board has not had a formal policy with regard to the consideration of any director candidates recommended by shareholders nor formal procedures to be followed by shareholders in submitting recommendations of candidates for director. The Board had deemed it appropriate not to have a formal policy with regard to considering candidates recommended by shareholders because the company was a “controlled company” until August 13, 2004. The Board’s review of a new Board candidate has typically been based on review of the candidate’s experiences, personal references and interviews. In 2004, the Board did not pay a fee to any third party to identify candidates.

Effective upon the completion of the annual meeting, a nominating committee of the Board, acting pursuant to a nominating committee charter (which has been included as an exhibit to this proxy statement and which will be available on our website, www.tradestation.com), will be responsible for the identification of individuals qualified to become members of the Board, the selection of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, and related responsibilities. Criteria to be considered by the nominating committee in identifying and evaluating nominees include experience in corporate governance, experience in or relationships within the company’s industry, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board’s stature, and business experience, skills and time availability. In addition, it shall be a primary objective of the nominating committee to assure that the Board and its committees satisfy the independence requirements of Nasdaq and any other applicable self-regulatory or regulatory requirements. The nominating committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. It is contemplated that such recommendations may be submitted to the company, Attention: Marc J. Stone,

Secretary, at the company’s address stated hereinabove. In order to ensure review and consideration of any shareholder’s recommendation, a recommendation should be submitted no later than the same date (February 11, 2006) as shareholder proposals are required to be submitted in order to receive consideration for inclusion in the company’s 2006 proxy material. See “SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING” below. The Secretary will present such recommendations to the nominating committee. The nominating committee will identify potential candidates through recommendations from the company’s officers, directors, shareholders and other appropriate third parties. Although the company is not currently paying a fee to any third party to identify or evaluate potential nominees, there is no guarantee that the nominating committee will not engage a third party search firm in the future, which engagement is authorized by the nominating committee charter.

Policy on Attendance of Directors at Annual Meeting of Shareholders

We encourage, but do not require, attendance of all incumbent directors and director nominees at our annual meeting of shareholders. At our 2004 annual meeting, three members of the Board were present.

Shareholder Communication with Directors

Shareholders may communicate with the Board or to specified individual directors by sending a letter to the Board of the company, in care of the Secretary of the company at its corporate headquarters. Any shareholder communications that are addressed to the Board or specified individual directors will be delivered by the Secretary of the company to the Board or such specified individual directors.

Directors’ Compensation

Our independent directors currently receive $750 for attendance at each meeting of the Board and, if held on a separate date, committees thereof, with an additional $150 paid to the chairman of the committee meeting. Pursuant to the Nonemployee Director Stock Option Plan, each independent director receives options to purchase up to 75,000 shares of common stock upon initial election as a director, as determined by the Board at such time, and options to purchase 7,000 shares of common stock upon each re-election as an independent director at our annual meeting of shareholders. See “EXECUTIVE COMPENSATION – Other Compensation Arrangements – Nonemployee Director Stock Option Plan.” All directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers did not in 2004 receive additional compensation for service as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires officers (as defined under the Exchange Act) and directors, and persons who own more than ten percent of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us and our understanding that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were satisfied.

Audit Committee Report

The audit committee of the Board is composed of three independent directors (as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act), Michael W. Fipps (Chairman), Charles F. Wright and Stephen C. Richards. The audit committee operates under a written charter. We believe two of these directors, Michael W. Fipps and Stephen C. Richards, are financial experts as defined in Item 401(h)(2) of Regulation S-K. Each is a certified public accountant. Mr. Fipps previously served as chief financial officer of an American Stock Exchange-listed company. Mr. Richards recently served as the chief financial officer of a NYSE-listed company and formerly served as chief financial officer of a Nasdaq National Market-listed company that later became a NYSE-listed company. The Board and the audit committee believe that the audit committee’s current member composition satisfies the rule of Nasdaq that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15). The audit committee held seven meetings, and acted by unanimous written consent in lieu of a meeting two times, in 2004.

The audit committee monitors and oversees the company’s financial reporting process on behalf of the Board, reviews the independence of our independent registered public accounting firm and is responsible for authorizing or approving the engagement of our independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures, critical accounting policies, and the overall quality of our financial reporting.

Management is responsible for the company’s financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards, and performing audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board, and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. In this context, the audit committee discussed with Ernst & Young LLP the results of its audit of the company’s financial statements and its audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for the year ended December 31, 2004.

Specifically, the audit committee has reviewed and discussed the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting with the company’s management. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent registered public accounting firm that firm’s independence from the company and its management. During fiscal year 2004, the company retained its current independent registered public accounting firm, Ernst & Young LLP, for the audit of the fiscal year 2004 financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting, the audit of the effectiveness of internal control over financial reporting and the reviews of the company’s 2004 quarterly reports on Form 10-Q.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The company and its audit committee are committed to ensuring the independence of its independent auditor. All engagements of Ernst & Young LLP by the company are pre-approved by the audit committee. During the company’s 2004 and 2003 fiscal years, Ernst & Young LLP performed services for the company for fees and expenses as follows:

	2004	2003
1. Audit Fees (1)	$623,723	$159,222
2. Audit-Related Fees	—	—
3. Tax Fees	—	—
4. All Other Fees	—	—

(1)	Audit fees consisted of services rendered for the audits of TradeStation Group and its subsidiaries’ annual consolidated and separate financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting, the audit of the effectiveness of internal control over financial reporting, quarterly reviews of TradeStation Group’s interim financial statements, consents, and reviews of documents filed with the Securities and Exchange Commission. During 2004, approximately $358,000 of the Audit Fees were related to the audit of management’s assessment of the effectiveness of internal control over financial reporting and the audit of the effectiveness of internal control over financial reporting.

Submitted by the Audit Committee of the Board of Directors.

Michael W. Fipps, Chairman

Stephen C. Richards

Charles F. Wright

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Board has established a compensation committee consisting solely of independent directors. See “DIRECTORS AND EXECUTIVE OFFICERS - Board Meetings and Committees of the Board” for a discussion of the compensation committee and its responsibilities.

General Compensation Philosophy

The compensation committee’s strategy is to develop and implement an executive compensation program that allows the company to attract and retain highly-qualified persons to manage the company in order to enhance share value of the company’s capital stock in a dedicated and responsible manner. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the company’s operating results. Within this strategy, the compensation committee considers it essential to the vitality of the company to maintain levels of compensation opportunity that are competitive with companies in the company’s industry.

Executive Compensation

Executive compensation is comprised of base salary, potential annual bonus compensation and long-term incentive compensation in the form of stock options.

Base Salaries

Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. The compensation committee’s strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on individual performance, the company’s operating results, changes in responsibility (if applicable) and competitive markets.

Annual Bonus Compensation

The compensation committee put in place an incentive bonus compensation program for certain executive officers of the company for the 2004, 2003 and 2002 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus as determined by, and at the discretion of, the compensation committee. See “SUMMARY COMPENSATION TABLE” below. Bonus compensation will be paid for 2005 based upon the discretion of the compensation committee.

Long-Term Incentive Compensation

The compensation committee believes that the use of equity-based long-term compensation plans directly links executive officers’ interests to enhancing share value. Stock options are an integral part of the company’s executive compensation program in order to align the interests of the executive officers with the interests of the company’s shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the compensation committee for all executive officers. In that regard, the company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the company (other than the Co-Chief Executive Officers) during fiscal years 2003 and 2002 and with respect to fiscal year 2004 as described in “Executive Compensation Tables - SUMMARY COMPENSATION TABLE” and “- OPTION GRANTS IN 2004 FISCAL YEAR.”

Submitted by the Compensation Committee of the Board.

Charles F. Wright, Chairman

Stephen C. Richards

Executive Compensation Tables

The following tables provide information about executive compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to all compensation paid or earned for services rendered to us in the three years ended December 31, 2004 by our Co-Chief Executive Officers and our other most highly-compensated executive officers who, as a group, comprise all of the executive officers of the company (together, the “Named Executive Officers”). We did not have a pension plan or a long term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2004. The value of all perquisites and other personal benefits received by each Named Executive Officer did not exceed 10% of the Named Executive Officer’s total annual compensation.

	Annual Compensation			Long-Term Compensation Awards
NAME AND PRINCIPAL POSITION	Fiscal Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (#) (2)		All Other Compen - sation ($)(3)
William R. Cruz Co-Chief Executive Officer	2004 2003 2002	$190,000 165,000 150,000	$50,000 20,000 —	— — —		$4,560 3,960 5,400

Ralph L. Cruz Co-Chief Executive Officer	2004 2003 2002	$190,000 165,000 150,000	$50,000 20,000 —	— — —		$4,560 3,960 5,400

Salomon Sredni President and Chief Operating Officer	2004 2003 2002	$310,000 283,500 268,750	$100,000 75,000 54,000	— 200,000 130,000	(4)	$4,920 4,800 6,600

David H. Fleischman Chief Financial Officer, Vice President of Finance and Treasurer	2004 2003 2002	$226,500 218,500 208,562	$50,000 25,000 20,900	— 20,000 60,000	(4)	$4,920 4,800 6,600

Marc J. Stone Vice President of Corporate Development, General Counsel and Secretary	2004 2003 2002	$214,000 206,500 198,485	$40,000 23,000 19,850	— 20,000 55,000	(4)	$4,920 4,800 6,600

(1)	Represents bonus earned during the year but paid in subsequent year.

(2)	Represents shares of common stock issuable upon the exercise of options granted under our Incentive Stock Plan.

(3)	Represents 401(k) plan company matching contributions on behalf of the Named Executive Officer earned during the year but paid in the subsequent year.

(4)	See “OPTION GRANTS IN 2004 FISCAL YEAR” below.

OPTION GRANTS IN 2004 FISCAL YEAR

There were no options granted during the fiscal year ended December 31, 2004 to the Named Executive Officers. On January 3, 2005, we issued to 3 executive officers options to purchase an aggregate of 132,000 shares of common stock (representing approximately 25% of the total option grant), of which 100,000 were issued to our President and Chief Operating Officer, and 16,000 were issued to our Chief Financial Officer, Vice President of Finance and Treasurer and 16,000 were issued to our Vice President of Corporate Development, General Counsel and Secretary. Such options vest ratably in annual increments over a five-year period and are exercisable at $7.11 per share, which was the fair market value (as defined in our Incentive Stock Plan) of our common stock on the date the options were granted. All of the options were granted under our Incentive Stock Plan in the ordinary course, and expire, if they remain unexercised, on the tenth anniversary of the date on which they were granted.

AGGREGATED OPTION EXERCISES IN 2004 FISCAL YEAR

AND 2004 FISCAL YEAR-END OPTION VALUES

The following table provides information regarding the value of all options exercised during 2004 by the Named Executive Officers and of all unexercised options held at December 31, 2004 by the Named Executive Officers measured in terms of the closing market price of our common stock on December 31, 2004.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2004 (#)		Value of Unexercised In-the-Money Options At December 31, 2004 ($)(1)
			Excercisable	Unexercisable	Exercisable	Unexcercisable
William R. Cruz	—	$—	—	—	$—	$—
Ralph L. Cruz	—	—	—	—	—	—
Salomon Sredni	—	—	511,123	282,000	1,657,031	596,720
David H. Fleischman	—	—	73,000	82,000	312,280	319,920
Marc J. Stone	—	—	213,900	73,000	779,910	265,800

(1)	Based on a per share last sale price of $7.03 on December 31, 2004, which was the last day of the 2004 fiscal year.

Equity Compensation Plan Information

The following sets forth information as of December 31, 2004 with respect to compensation plans under which the company’s common stock is authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,904,363	(1)	$3.85	1,367,006	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,904,363	(1)	$3.85	1,367,006	(2)

(1)	Includes outstanding options to purchase 11,623 shares of common stock at a weighted-average exercise price of $8.06 assumed in the 1999 acquisition of Window On WallStreet and options to purchase 192,013 shares of common stock at a weighted-average exercise price of $5.45 assumed in the 2000 acquisition of TradeStation Securities.

(2)	Includes 925,329, 162,000, and 279,677 shares of common stock available for issuance under the Incentive Stock Plan, Nonemployee Director Stock Option Plan and Employee Stock Purchase Plan, respectively.

Other Compensation Arrangements

Executive Officer Bonus Plan. The compensation committee put in place an incentive bonus compensation program for certain executive officers of the company for the 2004, 2003 and 2002 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus as determined by, and at the discretion of, the Compensation Committee. See SUMMARY COMPENSATION TABLE above.

Incentive Stock Plan. Pursuant to the TradeStation Group, Inc. Incentive Stock Plan, officers, employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units. The authorized number of shares of common stock for issuance under the Incentive Stock Plan is 7,500,000, subject to future antidilution adjustments. As of December 31, 2004, options to purchase 4,587,727 shares were outstanding and 925,329 shares were available for issuance under the TradeStation Group Incentive Stock Plan.

The Incentive Stock Plan is administered by the compensation committee, whose members must qualify as “nonemployee directors” (as such term is defined in Rule 16b-3 under the Exchange Act). The compensation committee is authorized to determine, among other things, the employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the common stock on the date of grant). The compensation committee also determines the treatment to be afforded to a participant in the Incentive Stock Plan in the event of termination of employment for any reason, including death, disability or retirement, or change in control. Under the Incentive Stock Plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

The compensation committee may delegate to the company’s Co-CEOs the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the company identified by the Co-CEOs. The compensation committee has historically delegated to the Co-CEOs the authority to grant options covering up to 250,000 shares of common stock per annum, and retains the ability to revoke the delegation at any time. No such authority is currently delegated to the Co-CEOs.

The Board has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of a material amendment is generally required.

TradeStation Securities Assumed Options. In connection with the December 29, 2000 merger acquisition of TradeStation Securities, we assumed the outstanding options under TradeStation Securities’ 1999 incentive stock plan. Each option issued under TradeStation Securities’ plan was assumed and converted to 1.7172 options to purchase the company’s common stock at the original exercise price divided by 1.7172. As of December 31, 2004, options to purchase 192,013 shares were outstanding.

Window On WallStreet Assumed Options. In October 1999, in connection with our merger acquisition of Window On WallStreet, TradeStation Technologies assumed all outstanding stock options to purchase Window On WallStreet common stock (“WOW Options”), which, based on an exchange ratio of .210974 shares of the TradeStation Technologies common stock for each share of Window On WallStreet common stock, were exercisable at the time of assumption for an aggregate of 182,529 shares of common stock (82,783 shares of common stock at an exercise price of $.48 per share, and 99,746 shares of common stock at an exercise price of $8.06 per share). The WOW Options generally vested ratably over a four-year period and their terms are ten years. After giving effect to the company’s assumption of the WOW Options pursuant to the company’s December 29, 2000 merger acquisition of TradeStation Securities, as of December 31, 2004 there were 11,623 WOW Options outstanding.

Nonemployee Director Stock Option Plan. Our Nonemployee Director Stock Option Plan, pursuant to which initial and annual grants of nonqualified stock options are made to each nonemployee director, became operative December 29, 2000 upon the assumption of the TradeStation Technologies Nonemployee Director Stock Option Plan and all options and option agreements issued thereunder. Upon initial election to the Board, each nonemployee director may be granted options to purchase up to 75,000 shares of common stock as determined by the Board at such time. Upon each re-election to the Board at the annual meeting of shareholders, each nonemployee director will be granted additional options to purchase 7,000 shares of common stock. Each option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant. We have reserved 350,000 shares of common stock for issuance under the Nonemployee Director Stock Option Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2004, options to purchase 113,000 shares were outstanding and 162,000 shares were available for issuance under the Nonemployee Director Stock Option Plan.

The Board has the power to amend the Nonemployee Director Stock Option Plan from time to time. Shareholder approval of a material amendment is generally required.

Outstanding Options. As of December 31, 2004, options to purchase a total of 4,904,363 shares were outstanding under all stock option plans (inclusive of all options assumed under the plans discussed above), of which options to purchase 1,235,023 shares had been granted to and are currently held by executive officers. During 2004, there were no options granted to executive officers, although on January 3, 2005 options to purchase 132,000 shares of common stock were granted to three executive officers. See “OPTIONS GRANTS IN 2004 FISCAL YEAR” above. In general, options granted under the Incentive Stock Plan and the other incentive stock plans described above have provided for vesting at the rate of 20% per year and have a total term of ten years (except for the WOW Options, which have vested ratably over 4 years and the Nonemployee Director stock options which vest ratably over 3 years). Options which have been granted under the Incentive Stock Plan to certain executive officers may immediately vest and become exercisable in certain circumstances, including a change in control. The options to purchase the shares granted and assumed under all plans discussed above that were outstanding as of December 31, 2004 have a weighted average exercise price of $3.85 per share.

Employee Stock Purchase Plan. Our Employee Stock Purchase Plan (“ESPP”) provides for the issuance of a maximum of 500,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The ESPP is administered by the compensation committee of the Board.

All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the ESPP. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock, and the nonemployee directors, may not participate in the ESPP. To participate in the ESPP, an employee must authorize us to deduct an amount (not less than one percent nor more than ten percent of a participant’s total cash compensation) from his or her pay during six-month periods (each, a “Plan Period”). The maximum number of shares of common stock an employee may purchase in any Plan Period is 500 shares. During 2004, the exercise price for the option for each Plan Period was 85% of the lower of the market price of the common stock on the first and last business day of the Plan Period (the “look-back” period). If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions is refunded. An employee’s rights under the ESPP terminate upon his or her voluntary withdrawal from the ESPP or upon termination of employment. The first Plan Period (giving effect to the assumption of the predecessor company’s plan) began January 1, 1998. During the years ended December 31, 2004, 2003 and 2002, 24,011, 37,976, and 41,565 shares, respectively, of common stock were issued under the plan at average prices of $6.04, $3.26 and $1.03, respectively. As of December 31, 2004, there were 279,677 shares available for issuance under the ESPP.

The Board has the power to amend or terminate the ESPP. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the ESPP’s status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

401(k) Plan. We have a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 60% of their compensation subject to the annual limit set by the Internal Revenue Service. Company contributions, if any, are vested 20% for each year of service. For the years ended December 31, 2004, 2003 and 2002, company contributions accrued under this plan were approximately $227,000, $210,000 and $265,000, respectively.

Non-Competition Agreements

Virtually all employees, including the Named Executive Officers, have entered into agreements with the company which contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the company during their employment with us and for a period of two years thereafter.

Compensation Committee Interlocks And Insider Participation

We formed the compensation committee of the Board in December 2000, at which time two independent directors were appointed as members. During 2004, Stephen C. Richards and Charles F. Wright, both of whom are independent directors, served on the compensation committee. The compensation (including salaries, bonuses and stock options) of the company’s executive officers for 2004 was determined by the compensation committee. In 2004, no member of the compensation committee had any relationship with the company requiring disclosure under Item 404 of Regulation S-K.

Performance Graph

The following graph shows a monthly comparison for the period covering December 31, 1999 through December 31, 2004 of cumulative total returns to shareholders of TradeStation Group and its predecessor, Omega Research, Inc., Center for Research in Security Prices (“CRSP”) Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for Nasdaq Stocks (SIC 6210-6219 U.S. Companies) of U.S. security brokers, dealers, and flotation companies.

Legend

Symbol		CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
— — ——	■	TradeStation Group, Inc.	100.0	32.3	26.0	24.0	147.7	117.2
— — — —	*	Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.4	53.8
- - - - - - - -	Δ	NASDAQ Stocks (SIC 6210-6219 US Companies) Security Brokers, Dealers, and Flotation Companies	100.0	51.9	47.7	36.4	71.6	80.5

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1999.

Proposal 1

ELECTION OF DIRECTORS

Seven directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of common stock entitled to vote at the annual meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

The Board has designated the persons listed to be nominees for election as directors. Each of the nominees, other than Denise Dickins Veitch, is currently serving as a director of the company and each has consented to being named in the Proxy Statement and to serve if elected. The company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Ralph L. Cruz	1982
William R. Cruz	1982
Michael W. Fipps	2002
Stephen C. Richards	1999
Salomon Sredni	1997
Charles F. Wright	2001
Denise Dickins Veitch	—

For biographical and other information (including their principal occupation for at least the past five years) regarding all of the nominees (other than Denise Dickins Veitch), see “DIRECTORS AND EXECUTIVE OFFICERS,” and regarding Denise Dickins Veitch, see hereinbelow.

DENISE DICKINS VEITCH, age 43, is a nominee for the Board. Since August 2003, Ms. Veitch has served as an Instructor of Accounting and Auditing at Florida Atlantic University. From 1994 until August 2002, she was a partner at Arthur Andersen LLP, a public accounting firm (“Arthur Andersen”), which included serving as the partner-in-charge of Arthur Andersen’s South Florida Audit Division between 1999 and 2002 and serving as the company’s (and its predecessor’s) audit engagement partner from 1995 until 2001. Prior to becoming a partner at Arthur Andersen, beginning in August 1983 Ms. Veitch was employed as an accountant at Arthur Andersen. Ms. Veitch is a Certified Public Accountant who has a bachelor of science degree in Accounting and Finance from Florida State University and is in the process of obtaining a doctorate degree in accounting from Florida Atlantic University. Ms. Veitch has had no involvement with the company’s audits or outside auditors since the company terminated its relationship with Arthur Andersen on May 13, 2002.

The Board recommends a vote FOR the election of each of the nominees listed above.

The company has been advised that each of William R. Cruz and Ralph L. Cruz and their respective family limited partnerships intend to vote their respective shares in favor of all of the director nominees.

Proposal 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board authorized the engagement of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Such independent accountants will serve at the pleasure of the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

Shareholder approval of the company’s independent registered public accounting firm is not required under Florida law. We are submitting the audit committee’s selection of Ernst & Young LLP to the company’s shareholders for ratification in order to determine whether the shareholders generally approve of the company’s independent registered public accounting firm. If selection of Ernst & Young LLP is not approved by the shareholders, the audit committee will reconsider its selection.

Required Vote

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting which cast a vote on Proposal 2 is necessary for the ratification of the selection of the independent registered public accounting firm.

The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2006 annual meeting of shareholders must be submitted to the Secretary of the company, at the principal executive offices of the company, TradeStation Building, 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, no later than February 11, 2006 in order to receive consideration for inclusion in the company’s 2006 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

The persons named as proxies for the 2006 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, and no earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the annual meeting, then, as long as the company includes in its proxy statement for the 2006 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.

OTHER MATTERS

EACH PERSON SOLICITED HEREUNDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO MARC J. STONE, VICE PRESIDENT OF CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT TRADESTATION BUILDING, 8050 S.W. 10TH STREET, SUITE 4000, PLANTATION, FLORIDA 33324.

By Order of the Board

/s/ Marc J. Stone
Marc J. Stone Secretary

June 10, 2005

Exhibit “A”

TRADESTATION GROUP, INC.

NOMINATING COMMITTEE CHARTER

I.	Statement of Purpose

The purpose of the Nominating Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of TradeStation Group, Inc. (the “Company”) with the Board’s responsibilities regarding:

(i)	the identification of individuals qualified to become Board members;

(ii)	the selection of the director nominees for annual meetings of shareholders;

(iii)	the selection of director candidates to fill any vacancies on the Board; and

(iv)	other goals and responsibilities referred to herein.

In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board and Board committees, and management of the Company.

II.	Committee Composition and Member Qualifications

The Committee will be organized as follows:

(i)	Committee members will be appointed and removed by action of the Board and shall serve at the discretion of the Board.

(ii)	The Committee will be composed of no fewer than two (2) directors.

(iii)	Each member of the Committee will satisfy the “independence” requirements of The Nasdaq Stock Market and any other applicable self-regulatory or regulatory requirements as may be prescribed.

(iv)	A majority of the members of the Committee shall constitute a quorum.

III.	Organization and Procedures

The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company’s Bylaws. The Committee shall meet as frequently as the Board or the Committee deems desirable and shall produce minutes of all meetings.

The Committee may, at its discretion, include in its meetings other directors or members of the Company’s management or any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. The Committee may also exclude from its meetings any persons it deems appropriate to exclude.

The Committee may form and delegate authority to subcommittees when appropriate; provided that any such subcommittee must be comprised solely of a member or members of the Committee and must produce minutes of its meetings.

IV.	Goals and Responsibilities

The goals and responsibilities of the Committee are to:

(i)	assist in the recruiting of directors, including evaluation of executives recruited or promoted to positions eligible for Board membership;

(ii)	actively seek and recommend to the Board new directors for election by the shareholders or appointment by the Board to fill vacancies (as soon as is reasonably practicable after a vacancy arises or a director advises the Board of his or her intention to resign), in compliance with the selection criteria outlined below;

(iii)	consider any nominations of director candidates validly and properly made by shareholders of the Company;

(iv)	consider any nominations of director candidates made by an officer or director of the Company;

(v)	periodically review the qualifications and independence (if applicable) of the members of the Board and its various committees and, to the extent necessary, make recommendations the Committee may deem appropriate from time to time concerning changes in the composition of the Board and its committees;

(vi)	review proposed relationships of directors, for compensation or otherwise, with the Company or other entities that may diminish their effectiveness or be inconsistent with the criteria for Board selection provided herein;

(vii)	annually review the adequacy of this Charter and recommend any proposed changes to the Board for approval;

(viii)	recommend to the Board standards for determining director independence consistent with the rules and requirements of The Nasdaq Stock Market and other legal or regulatory corporate governance requirements, and review and assess these standards on an ongoing basis; and

(ix)	report to the Board on its findings and actions as and when appropriate.

V.	Board Member Selection Criteria

The Committee shall consider the following criteria, among others, in recommending candidates for election or appointment to the Board:

(i)	experience in corporate governance, such as past experience as an officer or director of one or more publicly-held companies or in a profession that services publicly-held companies;

(ii)	experience in and/or relationships within the Company’s industry or industries with which the Company deals or proposes to deal;

(iii)	academic or professional expertise in an area important to the Company’s operations, including expertise relevant to membership in specific Board committees, such as the Audit Committee or Compensation Committee;

(iv)	except in the case of any management members considered for Board membership, the absence of relationships with the Company that might reasonably compromise independence of judgment in discharging the responsibilities of Board membership;

(v)	a reputation for high moral and ethical standards, and business or professional standing that will add to the Board’s stature; and

(vi)	business experience, skills and time availability (including the number of other boards he or she sits on in the context of the needs of the Board and the Company), and such other criteria as the Committee shall determine to be relevant at the time.

In recommending directors for election or appointment to the Board, it shall be a primary objective of the Committee to assure that the Board satisfies the independence requirements of The Nasdaq Stock Market and any other applicable self-regulatory or regulatory requirements.

VI.	Committee Resources

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(i)	one or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

(ii)	counsel, independent auditors or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

(iii)	another committee of the Board as to matters within its designated authority and which the Committee member reasonably believes to merit confidence.

The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firms’ fees and other retention terms, at the Company’s expense.

PROXY

TRADESTATION GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of Common Stock of TradeStation Group, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, on July 20, 2005, at 11:00 a.m. (local time), and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated June 10, 2005, and instructs its attorneys and proxies to vote as set forth on this Proxy.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES

Ralph L. Cruz

William R. Cruz

WITHHOLD AUTHORITY FOR ALL NOMINEES

Michael W. Fipps

Stephen C. Richards

Salomon Sredni

FOR ALL EXCEPT (See instructions below)

Denise Dickins Veitch

Charles F. Wright

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee the authority to vote for whom you wish to withhold, as shown here: (x)

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

FOR AGAINST ABSTAIN

3. In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date:

Signature of Shareholder Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.